Exhibit 10.1
EXECUTION VERSION

PURCHASE AND PLACEMENT AGENCY AGREEMENT
by and among
TWIN BROOK CLO 2024-1 LLC,
TWIN BROOK CAPITAL FUNDING XXXIII, LLC,
MORGAN STANLEY & CO. LLC
AND
KEYBANC CAPITAL MARKETS INC.
Dated as of August 19, 2026

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PURCHASE AND PLACEMENT AGENCY AGREEMENT
August 19, 2026
Morgan Stanley & Co. LLC,
as Initial Purchaser
1585 Broadway
New York, New York 10036
KeyBanc Capital Markets Inc.,
as Co-Manager
1301 Avenue of the Americas, 37th Floor
New York, NY 10019
Ladies and Gentlemen:
Twin Brook CLO 2024-1 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), plans to issue the following classes of notes and incur the following class of loans in the respective principal amounts set forth below on the Refinancing Date (as defined in Section 3 below):
(i)$113,320,000 Class A-1-R Senior Secured Floating Rate Notes due 2038 (the “Class A-1-R Notes”),
(ii)$150,000,000 Class A-1L-R Senior Secured Floating Rate Loans maturing 2038 (the “Class A-1L-R Loans”),
(iii)$18,160,000 Class A-2-R Senior Secured Floating Rate Notes due 2038 (the “Class A-2-R Notes”),
(iv)$27,240,000 Class B-R Senior Secured Floating Rate Notes due 2038 (the “Class B-R Notes”),
(v)$36,320,000 Class C-R Secured Deferrable Floating Rate Notes due 2038 (the “Class C-R Notes”), and
(vi)$27,240,000 Class D-R Secured Deferrable Floating Rate Notes due 2038 (the “Class D-R Notes”).
As used herein: (i) “Notes” means the Class A-1-R Notes, the Class A-2-R Notes, the Class B-R Notes, the Class C-R Notes and the Class D-R Notes; and (ii) “Refinancing Secured Debt” means, collectively, the Notes and the Class A-1L-R Loans. The membership interests of the Issuer (the “Interests” and, together with the Refinancing Secured Debt, the “Debt”) were previously acquired by the Retention Holder on May 30, 2024 (the “Original Closing Date”).
Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Final Offering Circular (as defined below).

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The Issuer proposes to (i) sell to Morgan Stanley & Co. LLC (“Morgan Stanley”), as initial purchaser (in such capacity, the “Initial Purchaser”), the Notes in the aggregate principal amounts and at the purchase price percentages set forth in Schedule I (such Notes, the “Purchased Notes”) attached to this Purchase and Placement Agency Agreement (the “Agreement”), among the Issuer, the Retention Holder, the Initial Purchaser and KeyBanc Capital Markets Inc. and (ii) engage KeyBanc Capital Markets Inc. as co-manager with respect to the Refinancing Secured Debt (in such capacity, the “Co-Manager” and together with the Initial Purchaser, each a “Placement Agent” and together, the “Placement Agents”). The Issuer has been advised that the Initial Purchaser intends to purchase 100% of the Purchased Notes and that KeyBanc Capital Markets Inc. intends to purchase none of the Purchased Notes. The Issuer has also been advised by the Initial Purchaser that the Initial Purchaser proposes to resell the Purchased Notes, subject to the terms and conditions set forth herein. The obligations of the Placement Agents hereunder are several and not joint.
On the Original Closing Date, the Issuer (i) issued certain other classes of secured notes (the “2024 Secured Notes”) pursuant to the Indenture, dated as of May 30, 2024 (the “Existing Indenture”), by and between the Issuer and Computershare Trust Company, N.A., as trustee (the “Trustee”) and (ii) incurred certain other loans (the “2024 Loans” and, together with the 2024 Secured Notes, the “2024 Secured Debt”) pursuant to the Class A-L Credit Agreement, by and among the Issuer, as borrower, Computershare Trust Company, N.A., as loan agent and trustee, and the lenders party thereto from time to time. On the Refinancing Date, the Issuer will (i) issue the Notes pursuant to the First Supplemental Indenture, dated as of the Refinancing Date (the “First Supplemental Indenture”; the Existing Indenture, as amended by the First Supplemental Indenture and as the same may be further amended, supplemented or otherwise modified from time to time, the “Indenture”), by and between the Issuer and the Trustee, (ii) incur the Class A-1L-R Loans pursuant to the Class A-1L-R Credit Agreement, dated as of the Refinancing Date, by and among the Issuer, Computershare Trust Company, N.A., as loan agent and trustee, and the lenders party thereto from time to time and (iii) apply the proceeds of the Refinancing Secured Debt and other available funds to redeem or prepay, as applicable, the 2024 Secured Debt pursuant to a refinancing transaction.
The Notes will be secured by certain assets and rights and proceeds thereof pledged by the Issuer to the Trustee (for and on behalf of the Secured Parties) under the Indenture (collectively, the “Assets”).
Pursuant to the Loan Sale Agreement, dated as of the Original Closing Date (the “Loan Sale Agreement”), between the Issuer and Twin Brook Capital Funding XXXIII, LLC (the “Retention Holder”), the Retention Holder may from time to time sell and/or contribute to the Issuer, without recourse except as expressly set forth therein, all of its right, title and interest in and to certain Collateral Obligations and related property.
The Notes will be offered and sold without being registered under the Securities Act in reliance on certain exemptions from the registration requirements thereof. In connection with the offer and sale of the Notes, the Issuer has prepared and delivered to the Placement Agents for delivery to prospective investors in the Purchased Notes, a pre-preliminary offering circular dated July 6, 2026 (including all annexes attached thereto, the “Pre-Preliminary Offering Circular”), as supplemented and replaced by a preliminary offering circular dated July 30, 2026 (including all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits, the “Preliminary Offering Circular”) (for the avoidance of doubt, the Pre-Preliminary Offering Circular shall under no circumstances or in any respect be considered the “Preliminary Offering Circular”) and a final offering circular dated August 18, 2026 (including all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits or annexes and the Offering Circular dated May 28, 2024 attached thereto as Annex A and incorporated by

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reference therein, the “Final Offering Circular”), describing, among other things, the terms of the Notes, the Indenture, the Assets, the Issuer, the offering of the Notes and certain investment considerations.
1.Representations and Warranties.
(a)Each of the Issuer (as to itself) and the Retention Holder (as to itself, and solely with respect to paragraphs (i), (iii), (vi), (viii), (x), (xxii), (xxiii), (xxiv), (xxv) and (xxvi)) represents and warrants to, and agrees with, the Placement Agents that, as of the Refinancing Date:
(i)The Preliminary Offering Circular (other than the Collateral Manager Information (as defined therein) except, with respect to the Retention Holder only, under the headings entitled “The Retention Holder” and “The EU/UK Risk Retention Requirements and EU/UK Transparency Requirements—Description of the Retention Holder,” in each case, including the sub-headings thereunder) as of the date thereof did not, and the Final Offering Circular (other than the Collateral Manager Information) as of the date thereof and as of the Refinancing Date does not, contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation is made with respect to the information relating to the Placement Agents furnished to the Issuer in writing by the Placement Agents referred to in Section 9(b); provided that, with respect to the Retention Holder, only with respect to information provided by the Retention Holder and its affiliates expressly for use in the Preliminary Offering Circular and Final Offering Circular.
(ii)The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has the limited liability company power and authority to own its assets, to conduct its business as described in the Final Offering Circular and to execute and deliver this Agreement and the other Transaction Documents (defined below) to be executed and delivered on the Refinancing Date, and to perform its obligations under this Agreement, the Indenture, the Class A-1L-R Credit Agreement, the Collateral Management Agreement, the Collateral Administration Agreement, the EU/UK Retention Letter, the A&R Limited Liability Company Agreement, the Securities Account Control Agreement, the Loan Sale Agreement and the other documents delivered in connection therewith (collectively, the “Transaction Documents”) to which it is a party, the Notes, and any purchase agreements, subscription agreements or the equivalent between the Issuer and the purchasers of the Notes named therein, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Issuer.
(iii)The Retention Holder has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has the limited liability company power and authority to own its assets, to conduct its business as described in the Final Offering Circular and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Issuer.
(iv)The Notes have been duly authorized by the Issuer and, when the Notes are delivered and, in the case of the Purchased Notes, paid for, pursuant to this Agreement and registered in the note register therefor, they will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This Agreement and each other Transaction Document

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to which the Issuer is a party have been duly authorized by the Issuer and (i) in the case of each such agreement executed and delivered on the Original Closing Date, constitute, and (ii) in the case of each such agreement to be executed and delivered on the Refinancing Date, when executed and delivered by the Issuer and the other parties thereto will constitute, valid and legally binding agreements of the Issuer, enforceable against the Issuer in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Notes and each Transaction Document are in conformance with the descriptions thereof in the Final Offering Circular.
(v)The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under the Notes and the Transaction Documents to which it is a party do not contravene any provision of applicable law or its formation documents or any agreement or other instrument binding upon the Issuer, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer of its obligations under the Notes and the Transaction Documents, except such as have been obtained under the laws of the United States and except such as may be required under state securities or “blue sky” laws in any jurisdiction in connection with the purchase and resale of the Notes and such other approvals as have been obtained and are in full force and effect.
(vi)The execution and delivery by the Retention Holder of, and the performance by the Retention Holder of its obligations under the Transaction Documents to which it is a party do not contravene any provision of applicable law or its formation documents or any agreement or other instrument binding upon the Retention Holder, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Retention Holder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Retention Holder of its obligations under the Transaction Documents to which it is a party, except such as have been obtained under the laws of the United States and except such other approvals as have been obtained and are in full force and effect.
(vii)(A) The Issuer has obtained all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required for the execution, delivery or performance by the Issuer of this Agreement.
(B) The Issuer has obtained all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals required for the execution, delivery or performance by the Issuer of the Transaction Documents and to own and use assets and to conduct its business in the manner described in the Final Offering Circular.
(viii)(A) The Retention Holder has obtained all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required for the execution, delivery or performance by the Retention Holder of this Agreement.

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(B) The Retention Holder has obtained all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals required for the execution, delivery or performance by the Retention Holder of the Transaction Documents to which it is a party and to own and use assets and to conduct its business in the manner described in the Final Offering Circular.
(ix)There are no legal or governmental proceedings pending or, to the Issuer’s best knowledge after due inquiry, threatened to which the Issuer is a party or to which any of the assets of the Issuer is subject.
(x)There are no legal or governmental proceedings pending or, to the Retention Holder’s best knowledge after due inquiry, threatened to which the Retention Holder is a party or to which any of the assets of the Retention Holder is subject.
(xi)Assuming that (A) the representations, warranties and covenants made by the Placement Agents herein are true and correct and have been and will be complied with, (B) the representations, warranties and covenants deemed to be made by the purchasers of the Notes and required to be made by the purchasers of the Notes in the related representation or subscription letters are true and correct and will be complied with and (C) the Notes are offered and sold in accordance with the Final Offering Circular, no registration of the Notes under the Securities Act or qualification of an indenture under the U.S. Trust Indenture Act of 1939, as amended, is required for the offer, sale, issuance, resale and delivery of the Notes in the manner contemplated by this Agreement.
(xii)The Issuer has not taken, directly or indirectly, any action prohibited by Rule 102 of Regulation M under the Exchange Act.
(xiii)The Purchased Notes meet the requirements of Section 4(a)(2), Rule 144A(d)(3) or Regulation S under the Securities Act, as applicable, as of the Refinancing Date.
(xiv)The statements set forth in the Final Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations” insofar as they purport to describe matters of law or legal conclusions with respect thereto are correct in all material respects.
(xv)None of the Issuer, its affiliates as defined in Rule 501(b) of Regulation D under the Securities Act (each, an “Affiliate”) or any Person acting on its or their behalf (except that no representation is made with respect to the Placement Agents) has engaged in or will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Issuer and its Affiliates and any Person acting on its or their behalf (except that no representation is made with respect to the Placement Agents) have complied and will comply with the offering restrictions requirements of Rule 903 of Regulation S. The Issuer has not entered into any contractual agreement with respect to the distribution of the Notes except for the arrangements with the Placement Agents and any agreement made in connection with the direct sale of any Notes that are not Purchased Notes.
(xvi)Neither the Issuer nor any of its Affiliates has directly, or (assuming compliance by the Placement Agents pursuant to Section 8 herein) through any agent, (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (B) engaged in any form of “general solicitation” or “general advertising” in connection with the offering of Notes (as those terms are used in Regulation D

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under the Securities Act) or sold, offered for sale or solicited offers to buy Notes in any manner involving a “public offering” within the meaning of Section 4(a)(2) of the Securities Act.
(xvii)The Issuer is not, and will not be, required as a result of the issuance or incurrence of the Refinancing Secured Debt to register as, an “investment company” under the Investment Company Act, and the Issuer is not and will not be “controlled” by an “investment company” as defined in the Investment Company Act.
(xviii)The Issuer has no present intention to solicit any offer to buy or to offer to sell any securities of the same or a similar class as the Notes.
(xix)Based on the representations of the Placement Agents in Section 8 and other factors that the Issuer may deem necessary and appropriate, the Issuer has a reasonable belief that initial sales and subsequent transfers of the Notes to (1) Qualified Purchasers or entities owned exclusively by Qualified Purchasers that are non-U.S. persons outside the United States in reliance on Regulation S and (2) Persons that are U.S. Persons will be limited to or for the account or benefit of persons that are (A) Qualified Institutional Buyers who are also Qualified Purchasers (each, a “QIB/QP”) or (B) solely in the case of Certificated Notes, Institutional Accredited Investors that are also Qualified Purchasers or entities owned exclusively by Qualified Purchasers (each, an “IAI/QP”).
(xx)(i) The purchase and sale of the Purchased Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Placement Agents, on the other, (ii) in connection therewith and with the process leading to such transaction, each of the Placement Agents is acting solely as principal and not as an agent or fiduciary of the Issuer or any other person, (iii) neither of the Placement Agents has assumed an advisory or fiduciary responsibility in favor of it or any other person with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Placement Agent has advised or is currently advising it on other matters) or any other obligation to the Issuer or any other person except the obligations expressly set forth in this Agreement and (iv) it has consulted its own legal and financial advisors to the extent it deemed appropriate and agrees that it is solely responsible for making its own independent judgments with respect to the transactions contemplated hereby, including without limitation with respect to issues of tax, legal, regulatory and accounting treatment. It agrees that it will not claim that any Placement Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.
(xxi)The Issuer has provided a written representation (the “Rule 17g-5 Representation”) to each Hired NRSRO that satisfies the requirements of Rule 17g-5(a)(iii)(3) (“Rule 17g-5”) under the Exchange Act. The Issuer has complied, or has caused its agents and advisors to comply on its behalf, with the representations, certifications and covenants made to the Hired NRSROs in connection with the Rule 17g-5 Representation. “Hired NRSRO” means S&P Global Ratings (“S&P”).
(xxii)Upon the sale by the Retention Holder to the Issuer pursuant to the Loan Sale Agreement of any Collateral Obligation, the Issuer will receive good and marketable title to such Collateral Obligation, free and clear of any pledge, lien, investment interest, charge, claim, equity or encumbrance of any kind created by the Retention Holder or any person claiming through the Retention Holder.

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(xxiii)After giving effect to the sale from the Retention Holder to the Issuer described in clause (xxii) above, each Collateral Obligation will be transferred by the Retention Holder to the Issuer free and clear of all Liens other than Liens permitted by the Transaction Documents.
(xxiv)No adverse selection procedures were used in selecting the Collateral Obligations from among the Collateral Obligations that meet the representations and warranties of the Retention Holder contained in the Loan Sale Agreement.
(xxv)Since the date of the latest audited financial statements of the Retention Holder, there has been no change or any development or event involving a prospective change which has had or could reasonably be expected to have a material adverse change in or effect on (i) the financial condition or operations of the Retention Holder and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, that would have a material adverse effect on the Refinancing Secured Debt or (ii) the ability of the Retention Holder to perform its obligations hereunder or under the other Transaction Documents to which it is a party.
(xxvi)The Retention Holder acquired the Interests on the Original Closing Date and has, since the Original Closing Date, continued to hold and, as of the Refinancing Date, will hold, the Interests, in each case in accordance with the terms of the Issuer’s A&R LLC Agreement.
(xxvii)Since the Original Closing Date, the Loan Sale Agreement has not been amended, supplemented or otherwise modified.
2.Offer and Sale of the Purchased Notes.
The Initial Purchaser has advised the Issuer that it will make an offering of the Purchased Notes on the terms set forth in the Final Offering Circular and as soon as is practicable (and advisable, in the sole judgment of the Initial Purchaser) on or after the Refinancing Date.
In addition, Morgan Stanley may, in its sole discretion, but shall have no obligation to, facilitate the settlement of the Direct Placement Notes through DTC for which Morgan Stanley is not acting as initial purchaser (in such capacity, the “Settlement Agent”) and, in connection therewith, is acting as settlement agent for the Issuer with the same rights and immunities as if it were acting as initial purchaser, including, without limitation, any rights to be indemnified by the Issuer. The Issuer acknowledges and agrees that, in connection with such activities to be undertaken by the Settlement Agent with respect to Direct Placement Notes: (i) the Settlement Agent is not an advisor to, and owes no fiduciary duties to, the Issuer or any other person; and (ii) the Settlement Agent has no obligation whatsoever to underwrite, place or purchase the Direct Placement Notes (and will have no liability with respect thereto as an initial purchaser, placement agent or underwriter of such Direct Placement Notes). The Issuer waives to the fullest extent permitted by applicable law any claims it may have against the Settlement Agent arising from an alleged breach of advisory or fiduciary duty in connection with the Direct Placement Notes. As used herein, “Direct Placement Notes” means the following principal amounts of the identified Class of Notes that the Issuer will sell directly to the Retention Holder, its affiliates and/or clients: U.S.$27,240,000 of Class D-R Notes.
3.Purchase and Delivery; Commission; Closing; Fee.
(a)The Issuer hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees, in reliance upon the representations, warranties and covenants herein contained and subject to the

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conditions hereinafter stated, to purchase from the Issuer the Purchased Notes in the aggregate principal amounts and at the purchase price percentages set forth on Schedule I.
Payment for the Purchased Notes shall be made by the Initial Purchaser in U.S. Dollars by wire transfer of the purchase price therefor in immediately available funds to the U.S. Dollar account to be designated by the Issuer not later than 10:00 a.m., New York City time, on August 19, 2026, or at such other time as the Initial Purchaser and the Issuer may otherwise agree, such date being herein called the “Refinancing Date,” against delivery to the Trustee, as custodian for The Depository Trust Company (“DTC”) of the Global Notes, at the offices of Winston Taylor LLP, 300 North LaSalle Drive, Chicago, IL 60654, at 10:00 a.m., New York City time, on the Refinancing Date, and the Certificated Notes constituting Purchased Notes at the order of the Initial Purchaser. Global Notes representing Purchased Notes will be deposited with the Trustee, as custodian for DTC, for credit to the accounts of the Initial Purchaser as directed by the Initial Purchaser. Global Notes representing Direct Placement Notes will be settled through DTC as separately directed by the Issuer and the applicable purchaser(s), with Morgan Stanley acting solely in its capacity as Settlement Agent to facilitate such settlement.
(b)The Issuer covenants and agrees with the Initial Purchaser that, on the Refinancing Date, the Issuer will pay from the proceeds of the issuance or incurrence of the Refinancing Secured Debt or cause to be paid in U.S. Dollars, certain fees (which may be deducted from the purchase price paid by investors or reflected in a discount from the purchase price paid by the Initial Purchaser) and expenses as described in the engagement letter, dated June 22, 2026, from the Initial Purchaser to Twin Brook Capital Funding XXXIII, LLC (as may be amended or otherwise modified from time to time, the “MS Engagement Letter”), in consideration of the services rendered by the Initial Purchaser under this Agreement (the “Initial Purchaser Fee”) and for payment by the Initial Purchaser on behalf of the Issuer of the expenses specified in Section 7, by wire transfer in immediately available funds to the account specified by the Initial Purchaser.
(c)The Issuer covenants and agrees with the Co-Manager that, on the Refinancing Date, the Issuer will pay from the proceeds of the issuance or incurrence of the Refinancing Secured Debt or cause to be paid in U.S. Dollars, certain fees (which may be deducted from the purchase price paid by investors) and expenses as described in the fee letter, dated as of the Refinancing Date, between KeyBanc Capital Markets Inc. and Twin Brook Capital Funding XXXIII, LLC (as may be amended or otherwise modified from time to time, the “KeyBanc Engagement Letter” and, together with the MS Engagement Letter, the “Engagement Letters”), in consideration of the services rendered by KeyBanc Capital Markets Inc. (the “Co-Manager Fee” and, together with the Initial Purchaser Fee, the “Structuring and Advisory Fee”).
4.Conditions to Closing.
The obligation of the Initial Purchaser under this Agreement to purchase the Purchased Notes and of the Co-Manager to act as co-manager with respect to the Refinancing Secured Debt will be subject to (i) the accuracy as of the date hereof of the representations and warranties on the part of the Issuer and the Retention Holder hereunder, (ii) the performance by the Issuer and the Retention Holder of its obligations hereunder and (iii) the satisfaction of the following additional conditions precedent, in each case, as determined to the satisfaction of the Initial Purchaser and the Co-Manager:
(a)Prior to the Refinancing Date, the Issuer shall have prepared and delivered the Final Offering Circular to the Placement Agents for delivery to prospective investors in the Purchased Notes.
(b)On the Refinancing Date (i) the Class A-1-R Notes and the Class A-1L-R Loans have been assigned a rating of “AAA(sf)” by S&P, (ii) the Class A-2-R Notes have been assigned a rating of

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“AAA(sf)” by S&P, (iii) the Class B-R Notes have been assigned a rating of at least “AA(sf)” by S&P, (iv) the Class C-R Notes have been assigned a rating of at least “A(sf)” by S&P and (v) the Class D-R Notes have been assigned a rating of at least “BBB-(sf)” by S&P.
(c)The Placement Agents shall have received on the Refinancing Date a certificate, dated as of the Refinancing Date and signed by a Responsible Officer of the Issuer, in form and substance reasonably satisfactory to the Placement Agents, to the effect that the representations and warranties of the Issuer contained in this Agreement are true and correct as of the Refinancing Date and that the Issuer has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Refinancing Date. The Responsible Officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(d)(Reserved).
(e)The Placement Agents shall have received on the Refinancing Date a duly executed Officer’s Certificate of the Collateral Manager and Retention Holder, dated as of the Refinancing Date, in form and substance reasonably satisfactory to the Placement Agents.
(f)The Placement Agents shall have received on the Refinancing Date the letter of Winston Taylor LLP, U.S. counsel to the Collateral Manager, the Retention Holder and the Issuer with respect to the Offering Circular in relation to Rule 10b-5 under the Securities Act, dated as of the Refinancing Date, in form and substance reasonably satisfactory to the Placement Agents.
(g)The Placement Agents shall have received on the Refinancing Date opinions of Winston Taylor LLP, U.S. counsel to the Collateral Manager, the Retention Holder and the Issuer, dated as of the Refinancing Date, in form and substance reasonably satisfactory to the Placement Agents.
(h)The Placement Agents shall have received on the Refinancing Date an opinion of Troutman Pepper Locke LLP, counsel to the Trustee, the Collateral Administrator and the Loan Agent, dated as of the Refinancing Date, in form and substance reasonably satisfactory to the Placement Agents.
(i)The Indenture shall be in full force and effect, the First Supplemental Indenture shall have been executed and delivered by the parties thereto in form reasonably satisfactory to the Placement Agents, and an executed version of the First Supplemental Indenture shall have been delivered to the Placement Agents.
(j)The Transaction Documents shall have been executed and delivered by the parties thereto in form reasonably satisfactory to the Initial Purchaser, executed versions of such agreements shall have been delivered to the Placement Agents and each such agreement shall be in full force and effect.
(k)The Placement Agents shall have received satisfactory evidence that the Issuer has issued the Notes and incurred the Class A-1L-R Loans, and the Placement Agents shall have received the related representation letters, if any.
(l)The Issuer shall have executed and delivered the letter of representations with respect to the Notes (as applicable) in form reasonably satisfactory to the Placement Agents.
(m)The Placement Agents shall have received payment in immediately available funds of the Structuring and Advisory Fee and the Placement Agents and such other parties referred to in Section 7

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hereof shall have received payment in immediately available funds of the fees and the expenses described in Section 7.
(n)Each of the conditions precedent to the issuance or incurrence of the Refinancing Secured Debt under the Indenture, the First Supplemental Indenture and the Class A-1L-R Credit Agreement shall be satisfied or waived by the Placement Agents as of the Refinancing Date.
(o)There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Issuer, the Retention Holder or the Collateral Manager and their respective subsidiaries that, in the reasonable judgment of either Placement Agent, is material and adverse and that makes it, in the reasonable judgment of either Placement Agent, impracticable to market, trade or settle any of the Notes.
(p)The Notes are qualified for offer and sale under the securities laws of such jurisdictions as the Initial Purchaser has requested.
(q)None of the following events shall have occurred: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or Euronext Dublin, (ii) trading of any securities of the Issuer shall have been suspended on any substantial U.S. exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or the United Kingdom shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Delaware State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchaser, is materially adverse and which, singly or together with any other event specified in clause (v), makes it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Final Offering Circular.
(r)The Placement Agents shall have received on the Refinancing Date a certificate, dated as of the Refinancing Date and signed by a Responsible Officer of the Retention Holder, in form and substance reasonably satisfactory to the Placement Agents, to the effect that: (i) the representations and warranties of the Retention Holder contained in this Agreement are true and correct as of the Refinancing Date, (ii) the Retention Holder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Refinancing Date, (iii) since the date information is given in the Final Offering Circular, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Retention Holder or the Issuer whether or not arising in the ordinary course of business, or the ability of the Retention Holder or the Issuer to perform its obligations hereunder or under the Transaction Documents to which it is a party or in the characteristics of the Collateral Obligations, except as contemplated by the Final Offering Circular and (iv) nothing has come to the attention of such Responsible Officer that would lead such Responsible Officer to believe that the Final Offering Circular contained any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Responsible Officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
The Issuer and the Retention Holder will furnish the Placement Agents with such conformed copies of such opinions, certificates, letters and documents as any of them may reasonably request.

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5.Covenants of the Issuer; Certain Additional Representations, Warranties and Covenants.
In further consideration of the agreements of the Placement Agents herein contained, the Issuer covenants as follows:
(a)To furnish the Placement Agents, without charge, during the period described in paragraph (c) below, as many copies of the Final Offering Circular and any supplements and amendments thereto as the Placement Agents may reasonably request.
(b)During the period described in paragraph (c) below, before amending, supplementing or otherwise modifying the Final Offering Circular, to furnish to the Placement Agents a copy of each such proposed amendment, supplement or other modification, and to make no such proposed amendment or supplement to which either Placement Agent reasonably objects.
(c)If, during the period after the date hereof and prior to the date on which all of the Purchased Notes have been sold by the Initial Purchaser, any event shall occur or condition shall exist that makes it necessary to amend or supplement the Final Offering Circular (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances when such Final Offering Circular (as then amended or supplemented) was or is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Final Offering Circular to comply with law, to (i) prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to the Final Offering Circular so that the statements in such Final Offering Circular, as so amended or supplemented, will not, in the light of the circumstances when the Final Offering Circular was delivered to a purchaser, be misleading or so that such Final Offering Circular will comply with applicable law and (ii) instruct the Initial Purchaser promptly to suspend the solicitation of offers to purchase the Purchased Notes until such amendments or supplements are prepared and furnished to the Placement Agents.
(d)Not to publish or disseminate any material in connection with the offering of the Notes unless the Placement Agents shall have consented to the publication or use thereof, and not to publish or disseminate any material concerning the Collateral Manager unless the Placement Agents and the Collateral Manager shall have consented to the publication or use thereof.
(e)To advise the Placement Agents, promptly after the Issuer receives notice or obtains knowledge thereof, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose and, in the event of the issuance of any order suspending any such qualification, to use its best efforts to obtain its withdrawal promptly.
(f)To prepare promptly, upon the reasonable request of the Initial Purchaser, any amendments of or supplements to the Final Offering Circular that in the opinion of the Initial Purchaser, may be reasonably necessary to enable the Initial Purchaser to continue to sell the Purchased Notes, subject to the approval of counsel to the Issuer and to the Initial Purchaser, as applicable.
(g)Promptly to take such action as the Initial Purchaser shall reasonably request to qualify the Purchased Notes for offer and sale under the laws of such jurisdictions as the Initial Purchaser may request and to maintain such qualifications in effect for so long as required for the resale of Purchased Notes by the Initial Purchaser, except that the Issuer shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction.

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(h)To indemnify and hold the Placement Agents harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue, sale and delivery of the Notes in accordance with the terms of this Agreement and on the execution and delivery of the Transaction Documents which are or may be required to be paid under the laws of the United States or any political subdivision or taxing authority thereof or therein. All payments to be made by the Issuer hereunder shall be made in U.S. Dollars, at such place as indicated by the Placement Agents, without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed or levied by or on behalf of Delaware or any taxing authority therein, unless the Issuer shall pay such additional amounts as may be necessary in order that the net amounts after such withholding or deduction shall equal the amounts that would have been payable if no such withholding or deduction had been made.
(i)So long as the Debt is Outstanding, not to become or own or control an investment company required to be registered under the Investment Company Act.
(j)To not (and to cause the Issuer’s Affiliates to not) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of the Notes or any “security” (as defined in the Securities Act) which (i) is or will be integrated with the sale of the Notes in a manner which would require the registration of the Notes under the Securities Act, or (ii) would cause the offer and sale of the Notes pursuant to this Agreement to fail to be entitled to the exemption from registration afforded by Section 4(a)(2) of the Securities Act.
(k)To not solicit any offer to buy, offer, sell, contract to sell or otherwise dispose of Notes by means of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) or in any manner involving a “public offering” within the meaning of Section 4(a)(2) of the Securities Act.
(l)To comply with all of its covenants contained in the Transaction Documents.
(m)That neither the Issuer nor any of its Affiliates or any Person acting on its or their behalf (provided that the Issuer does not make such representation on behalf of such Placement Agent to the extent that such Placement Agent is acting on its behalf) has or will engage in any “directed selling efforts” (as that term is defined in Regulation S) with respect to the Notes, and the Issuer and its Affiliates and each Person acting on their behalf has and will comply with the offering restrictions requirements of Rule 903 of Regulation S. In addition, the Issuer has not and will not enter into any contractual agreement with respect to the distribution of the Notes except for this Agreement and any agreement in connection with the direct sale of any Notes that are not Purchased Notes.
(n)At all times during the period after the date hereof and prior to the date on which all of the Purchased Notes have been sold by the Initial Purchaser, to extend, and to use its best efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, the Issuer and the Collateral Manager concerning their respective businesses, management and financial affairs, and the Notes and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Final Offering Circular, to the extent the Issuer or the Collateral Manager, as the case may be, possesses the same or can acquire it without unreasonable effort or expense; provided, however, that the Issuer will permit, and will use its best efforts to cause the Collateral Manager to permit, representatives of the Placement Agents to be present at, or participate in, any meeting or telephone conference between the Issuer or the Collateral

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Manager and any prospective investor, and will give the Placement Agents reasonable notice thereof, and the Issuer will not furnish, and will use its best efforts to cause the Collateral Manager not to furnish, any such written information to any prospective investor without first giving the Placement Agents a reasonable opportunity to review and comment on such information.
(o)Not to solicit any offer to buy from or offer to sell to any Person any Notes, except through the Initial Purchaser, as applicable, and in connection with the direct sale of any Notes that are not Purchased Notes.
(p)So long as the Issuer is not a reporting company under Section 13 or Section 15(d) of the Exchange Act, or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner, the Issuer shall provide such Holder or beneficial owner and a prospective purchaser designated by such Holder or beneficial owner, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(q)With respect to the Issuer: (i) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.
(r)To provide instructions to DTC that it take the following (or similar) actions with respect to the Rule 144A Global Notes:
(i)ensure that all CUSIP numbers identifying the Rule 144A Global Notes have a “fixed field” attached thereto that contains “3c7” and “144A” indicators;
(ii)indicate by means of the marker “3c7” in the DTC 20-character security descriptor and the DTC 48-character additional descriptor that sales are limited to QIB/QPs;
(iii)where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, print the 20-character security descriptor on it; where the DTC deliver order ticket is electronic, employ a “3c7” indicator and make a user manual containing a description of the relevant restriction available to participants;
(iv)ensure that DTC’s Reference Directory contains an accurate description of the restrictions on the holding and transfer of the Notes when due to the Issuer’s reliance on the exclusion to registration provided by Section 3(c)(7) of the Investment Company Act;
(v)send an “Important Notice” outlining the Section 3(c)(7) restrictions applicable to the Rule 144A Global Notes to all DTC participants in connection with the initial offering;
(vi)ensure that DTC’s Reference Directory includes each Class of Notes (and the applicable CUSIP numbers for the Notes) in the listing of Section 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Notes; and
(vii)to deliver to the Issuer a list of all DTC participants holding an interest in the Rule 144A Global Notes.

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(s)To provide instructions to Bloomberg LP that it take the following (or similar) actions with respect to any Bloomberg screen containing information about the Rule 144A Global Notes:
(i)the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Notes shall state: “Iss’d Under 144A/3c7”;
(ii)the “Security Display” page shall have the flashing red indicator “See Other Available Information”;
(iii)the indicator shall link to the “Additional Security Information” page, which shall state that the Rule 144A Global Notes “are being offered to persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (y) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940)”; and
(iv)a statement on the “Disclaimer” page for the Rule 144A Global Notes shall appear that the Notes will not be and have not been registered under the Securities Act, that the Issuer has not been registered under the Investment Company Act and that the Rule 144A Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the Investment Company Act.
(t)To provide instructions to Reuters that it take the following (or similar) actions with respect to the Rule 144A Global Notes:
(i)a “144A – 3c7” notation shall be included in the security name field at the top of the Reuters Instrument Code screen;
(ii)a <144A3c7Disclaimer> indicator shall appear on the right side of the Reuters Instrument Code screen; and
(iii)a link from such <144A3c7Disclaimer> indicator to a disclaimer screen shall contain the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the Investment Company Act”.
(u)To give direction to any third-party vendor, of which it is aware, to ensure that any other third-party vendor screens containing information about the Rule 144A Global Notes, contain information substantially similar to the information set forth in clauses (i) through (iii) of Section 5(t).
(v)In the case of the Issuer, to cause its agents and advisors (including, without limitation, the Collateral Manager) to comply with the representations, certifications and covenants made by it in each engagement letter with the Hired NRSROs in connection with Rule 17g-5 in all material respects, and make accessible to any non-hired nationally recognized statistical rating organization all information provided to each Hired NRSRO in connection with the issuance and monitoring of credit ratings on the Notes in accordance with Rule 17g-5.
6.Additional Representations, Warranties and Covenants
(a)The Issuer represents that neither it nor any of its subsidiaries, directors, officers, or employees thereof, nor, to any of their knowledge, any, agent, affiliate or representative of the Issuer is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

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(i)the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
(ii)located, organized or resident in a country or territory that is the subject of comprehensive geographic Sanctions (including, without limitation, Cuba, the “Donetsk People’s Republic” (region of Ukraine), Iran, the “Luhansk People’s Republic” (region of Ukraine), Crimea (region of Ukraine), Sevastopol (region of Ukraine), or North Korea).
(b)The Issuer on behalf of itself and any of its subsidiaries represents and covenants that they will not, directly or indirectly, use the proceeds of the issuance or incurrence of the Refinancing Secured Debt, or lend, contribute or otherwise make available such proceeds of the issuance or incurrence of the Refinancing Secured Debt to any subsidiary, joint venture partner or other Person:
(i)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(ii)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(c)The Issuer on behalf of itself and any of its subsidiaries represents and covenants that for the past five years, they have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(d)The Issuer nor any person controlled by it nor (to the best of its knowledge) any of their employees, agents or representatives:
(i)has violated any applicable anti-money laundering or anti-corruption laws; or
(ii)is subject to or involved in any enquiry, investigation, claim, action, suit or proceeding against it with respect to anti-money laundering or anti-corruption laws.
(e)The Issuer will not, directly or indirectly, use the proceeds of the issuance or incurrence of the Refinancing Secured Debt for the purpose of financing or facilitating any activity that would violate applicable anti-money laundering or anti-corruption laws and regulations.
(f)The Retention Holder covenants and agrees with each Placement Agent that if, at any time prior to the earlier of (x) the completion of the distribution as determined by the Placement Agents and (y) the 90th day following the Refinancing Date, any event involving the Retention Holder, the Issuer or, to the knowledge of a Responsible Officer of the Retention Holder, the Collateral Manager shall occur as a result of which the Final Offering Circular (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Retention Holder will immediately notify the Placement Agents upon obtaining actual knowledge thereof and will cause the Issuer (or its external counsel) to prepare and furnish to the Placement Agents an amendment or supplement to the Final Offering Circular that will correct such statement or omission. Neither the Retention Holder nor the Issuer will at any time amend or supplement the Final Offering Circular prior to

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having furnished the Placement Agents with a copy of the proposed form of the amendment or supplement and giving the Placement Agents a reasonable opportunity to review the same or in a manner to which the Initial Purchaser, the Co-Manager or its counsel shall object (unless the Retention Holder has determined it or the Issuer is required to so disclose pursuant to applicable law and after consultation with the Placement Agents (and, in such a circumstance, shall remove all references to the Initial Purchaser or the Co-Manager therefrom if so requested by the Initial Purchaser or the Co-Manager, as applicable)), it being understood that nothing in this sentence shall limit or prohibit the delivery of post-closing reporting information described in the Final Offering Circular.
7.Fees and Expenses.
The Issuer covenants and agrees with the Placement Agents that the Issuer will pay, or cause to be paid, on the Refinancing Date all expenses incident to the performance of its obligations under the Notes and under the Transaction Documents including: (a) the preparation and printing of the Pre-Preliminary Offering Circular, the Preliminary Offering Circular and the Final Offering Circular and all amendments and supplements thereto (except as otherwise provided herein); (b) all fees and expenses in connection with the qualification of the Notes for offering and sale under applicable securities laws as provided herein, including, without limitation, any “blue sky” and legal investment memoranda and any other agreements or documents in connection with the offering, purchase, sale and delivery of the Notes; (c) the fees and disbursements of (i) O’Melveny & Myers LLP, special United States counsel to the Initial Purchaser and (ii) Chapman & Cutler LLP, special United States counsel to the Co-Manager; (d) the fees and disbursements of Winston Taylor LLP, United States counsel to the Collateral Manager, the Retention Holder and the Issuer; (e) the fees and disbursements of the Issuer’s accountants; (f) the fees and disbursements of Computershare Trust Company, N.A., including without limitation in its capacity as the Trustee, and Troutman Pepper Locke LLP, its counsel; (g) the fees and disbursements of the Collateral Manager; (h) the fees and expenses incurred in connection with obtaining ratings for the Refinancing Secured Debt required or expected to be rated as of the Refinancing Date as specified in the Final Offering Circular; (i) all fees and expenses incurred in connection with the incorporation and formation, as applicable, of the Issuer; (j) all costs and expenses incurred in the preparation, issuance, printing and delivery of the Notes, the Transaction Documents, the representation letters and all other documents relating to the issuance, purchase and sale of the Notes and the initial resale of the Notes; (k) any investor discounts that the Placement Agents and the Collateral Manager agree can be borne by the Issuer and (l) all other costs and expenses incident to the performance by the Issuer of its various obligations hereunder which are not otherwise specifically provided for in this Section 7. The Issuer will also pay or cause to be paid on the Refinancing Date any transfer, stamp or value added taxes payable in connection with the transactions contemplated hereby. Such payments shall be made from the proceeds of the issuance and incurrence of the Refinancing Secured Debt promptly by wire transfer of immediately available funds to an account specified by each Placement Agent. To the extent that the fees and expenses payable by the Issuer pursuant to this Section 7 on the Refinancing Date cannot be determined as of the Refinancing Date, the Issuer shall pay such amounts promptly following written request therefor by the Placement Agents, or any other applicable party, following the Refinancing Date in accordance with the Priority of Payments. Notwithstanding the foregoing, if the Refinancing Date does not occur (including as a result of a termination of this Agreement pursuant to Section 10 below), the parties hereto acknowledge and agree that the fees and expenses described in this Section 7 shall be paid pursuant to and in the manner provided in the Engagement Letters, as applicable.
8.Offering of Notes; Restrictions on Transfer; Certain Agreements of the Placement Agents.
Each of the Placement Agents represents, warrants and covenants, severally and not jointly, that:

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(a)(i) in the case of the Initial Purchaser only, it is an “institutional” accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an “Institutional Accredited Investor”) and a Qualified Purchaser, (ii) the Notes have not been and will not be registered under the Securities Act and (iii) the Notes may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A under the Securities Act or another exemption from the registration requirements of the Securities Act;
(b)it has offered, sold, placed and delivered the Notes and will offer, sell, place and deliver the Notes (i) as part of its distribution at any time and (ii) otherwise, until 40 days after the later of the Refinancing Date and the commencement of the offering of the Notes pursuant hereto (such period, the “Distribution Compliance Period”), only in accordance with (A) Rule 903 of Regulation S, (B) Rule 144A to persons whom it reasonably believes to be both (1) Qualified Institutional Buyers and (2) Qualified Purchasers or entities owned exclusively by Qualified Purchasers or (C) in the case of Certificated Notes, another exemption from the registration requirements of the Securities Act to persons whom it reasonably believes to be both (1) Institutional Accredited Investors and (2) Qualified Purchasers or entities owned exclusively by Qualified Purchasers as defined in Rule 3c-5 under the Investment Company Act, in each case that can make the representations described under “Transfer Restrictions” in the Final Offering Circular;
(c)at or prior to confirmation of sale of any Notes not in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases such Notes during the Distribution Compliance Period a written confirmation or notice to substantially the following effect:
“The Notes covered hereby have not been and will not be registered under the Securities Act and may not be offered, sold, resold, delivered or transferred (A) within the United States or to, or for the account or benefit of, U.S. persons as such term is defined in Regulation S, except in accordance with Rule 144A under the Securities Act [or another exemption from the registration requirements of the Securities Act]*, if available, and, if pursuant to Rule 144A under the Securities Act, to persons purchasing for their own account or for the account of qualified institutional buyers (as defined in Rule 144A under the Securities Act) [or, if pursuant to another exemption from the registration requirements of the Securities Act, solely in the case of Certificated Notes, to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act)]* which is also, in each case, a qualified purchaser for purposes of the Investment Company Act or an entity owned exclusively by qualified purchasers. Unless otherwise specified, terms used above have the meanings given to them by Regulation S or Rule 144A under the Securities Act.”;
(d)at or prior to confirmation of sale of any Notes in reliance on Regulation S, it will have sent to each distributor, dealer or other person to which it sells such Notes during the Distribution Compliance Period a written confirmation or notice to substantially the following effect:
“The Notes covered hereby have not been and will not be registered under the Securities Act and may not be offered, sold, resold, delivered or transferred within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the Refinancing Date and the commencement of the offering of the Notes, except in accordance with Regulation S (or
*    To be included in any confirmation relating to Certificated Notes.

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Rule 144A or another exemption from the registration requirements of the Securities Act). Terms used above have the meanings given to them by Regulation S under the Securities Act.”;
(e)none of the Initial Purchaser, the Co-Manager, their respective Affiliates, nor any persons acting on their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and the Initial Purchaser, the Co-Manager, their respective Affiliates and all persons acting on their behalf have complied and will comply with the offering restrictions requirements of Regulation S;
(f)it has not offered, sold or delivered and will not offer, sell or deliver the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;
(g)with respect to offers, placements and sales outside the United States, (i) it understands that no action has been or will be taken in any jurisdiction by them or the Issuer that would permit a public offering of the Notes, or possession or distribution of the Preliminary Offering Circular and the Final Offering Circular or any other offering or public material relating to the Notes in any country or jurisdiction where action for that purpose is required; and (ii) the Placement Agents have complied with and will comply with all material applicable laws and regulations in each jurisdiction in which it acquired or offered or acquires, offers, sells or delivers the Notes or had or has in its possession or distributed or distributes any Offering Materials (as defined herein) or any such other material (and will, without limitation, comply with the requirements of the legends set forth in the forefront of the Preliminary Offering Circular and the Final Offering Circular); and
(h)(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Purchased Notes to any EEA Retail Investor in the European Economic Area. For the purposes of this provision:
(i)the expression “EEA Retail Investor” means a person who is one (or more) of the following:
(1)a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(2)a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(3)not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129; and
(ii)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Purchased Notes;
(b) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Purchased Notes to any UK Retail Investor in the UK. For the purposes of this provision:
(i)the expression “UK Retail Investor” means a person who is one (or more) of the following:

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(1)a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or
(2)a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or
(3)not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and
(ii)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Purchased Notes;
(c) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Purchased Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and
(d) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Purchased Notes in, from or otherwise involving the United Kingdom.
9.Indemnification and Contribution.
(a)The Issuer agrees to indemnify and hold harmless the Initial Purchaser, the Co-Manager and each person, if any, who controls the Initial Purchaser or the Co-Manager, as applicable, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Initial Purchaser or the Co-Manager, as applicable (collectively, the “Agent Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Agent Indemnified Party) (i) relating to, arising out of or in connection with the transactions contemplated by, or the engagement of the Placement Agents by the Issuer pursuant to, this Agreement or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Offering Materials (as defined below), or caused by any omission or alleged omission in the Offering Materials of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to clause (i) above, the Issuer will not be responsible for any losses, claims, damages or liabilities of any Agent Indemnified Party that are finally judicially determined to have resulted from the gross negligence, willful misconduct or bad faith of such Agent Indemnified Party. With respect to clause (ii) above, the Issuer will not be responsible for any losses, claims, damages or liabilities that are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agents furnished to the Issuer in writing by the Placement Agents expressly for use in the Pre-Preliminary Offering Circular, the Preliminary Offering Circular and the Final Offering Circular and contained under (x) with respect to the Initial Purchaser, the

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heading “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Morgan Stanley and its Affiliates” and (y) with respect to the Co-Manager, the heading “Risk Factors—Relating to Certain Conflicts of Interest–The Issuer will be subject to various conflicts of interest involving the Co-Manager and its Affiliates”.
The Retention Holder agrees to indemnify and hold harmless each Agent Indemnified Party, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Agent Indemnified Party) relating to, arising out of or in connection with the representations, covenants and other obligations of the Retention Holder contemplated by this Agreement and the EU/UK Retention Letter. The Retention Holder will not be responsible for any losses, claims, damages or liabilities of any Agent Indemnified Party that are finally judicially determined to have resulted from the gross negligence, willful misconduct or bad faith of such Agent Indemnified Party.
Except to the extent set forth in paragraph (b) below, each of the Issuer and the Retention Holder also agrees that none of the Agent Indemnified Parties shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it for or in connection with the transactions contemplated by this Agreement except for any such liability for losses, claims, damages or liabilities incurred by it that are finally judicially determined to have resulted from the gross negligence, willful misconduct or bad faith of such Agent Indemnified Party. “Offering Materials” means the Pre-Preliminary Offering Circular, the Preliminary Offering Circular, the Final Offering Circular and any document incorporated by reference therein or any amendment or supplement thereto and any materials distributed by any Placement Agent to prospective purchasers of the Notes.
(b)Each of the Placement Agents as to itself only and severally and not jointly, agrees to indemnify and hold harmless the Issuer, the other Placement Agent, their respective officers, authorized representatives and directors and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Issuer Indemnified Parties”), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Offering Materials or caused by any omission or alleged omission in any Offering Materials of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Placement Agent furnished to the Issuer in writing by such Placement Agent expressly for use in the Pre-Preliminary Offering Circular, the Preliminary Offering Circular and the Final Offering Circular and contained under (x) with respect to the Initial Purchaser, the heading “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Morgan Stanley and its Affiliates” and (y) with respect to the Co-Manager, the heading “Risk Factors—Relating to Certain Conflicts of Interest – The Issuer will be subject to various conflicts of interest involving the Co-Manager and its Affiliates”.
(c)In the event any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such

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proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed by the indemnifying party as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability subject to indemnification hereunder by reason of such settlement or judgment. Notwithstanding the preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentence of this Section 9(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)To the extent the indemnification provided for in paragraph (a) or (b) of this Section 9 is unavailable to any indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer or the Retention Holder, as applicable, on the one hand, and the applicable Placement Agent on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer or the Retention Holder, as applicable, on the one hand, and the applicable Placement Agent on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer or the Retention Holder, as applicable, on the one hand, and the applicable Placement Agent, on the other hand, in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes before deducting expenses received directly by the Issuer or the Retention Holder, as applicable, on the one hand, and the total discounts, commissions and placement and other fees received by the applicable Placement Agent in respect thereof, on the other hand, bear to the aggregate offering price of the Notes. The relative fault of the Issuer or the Retention Holder, as applicable, on the one hand, and of the applicable Placement Agent on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Issuer or the Retention Holder, as applicable, on the one hand, or by the applicable Placement Agent on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)Each of the parties hereto agrees that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that

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does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall any Placement Agent be required to contribute any amount in excess of the amount by which (i) the Structuring and Advisory Fee (to the extent actually received by such Placement Agent) exceeds (ii) the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)The indemnity and contribution provisions contained in this Section 9 and the representations and warranties of the Issuer and the Retention Holder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent Indemnified Party or on behalf of any Issuer Indemnified Party or (iii) acceptance of any payment for any of the Notes. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.
10.Termination.
Either Placement Agent, each in its absolute discretion, may terminate this Agreement at any time on or prior to the Refinancing Date by notice to the Issuer, the Retention Holder and the other Placement Agent if any of the following conditions is in effect: (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or Euronext Dublin, (b) trading of any securities of the Issuer shall have been suspended on any substantial U.S. exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States or the United Kingdom shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Delaware State authorities or (e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of such Placement Agent, is materially adverse and which, singly or together with any other event specified in clause (e), makes it, in the judgment of such Placement Agent, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Final Offering Circular.
11.Reserved.
12.Submission to Jurisdiction, Waiver of Immunity, Waiver of Jury Trial, Venue.
(a)Each of the parties hereto irrevocably submits, to the extent permitted by applicable law, to the nonexclusive jurisdiction of any New York state or United States federal court sitting in the City of New York (and any appellate court thereof) in any suit, action or proceeding arising out of or relating to this Agreement, the Offering Materials or the Notes. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Issuer hereby irrevocably appoints Corporation Service Company (the “Process Agent”) at its offices, 19 West 44th Street, Suite

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200, New York, New York 10036 (or such other address as may be specified by the Process Agent from time to time), as its agent to receive, on behalf of it and its property, service of any summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made, to the extent permitted by applicable law, by delivering by hand or certified or overnight mail a copy of such process to the Issuer in care of the Process Agent at the Process Agent’s address set forth above or such other address as the Issuer shall notify the Placement Agents, in writing; provided, however, that service shall also be mailed to the Issuer, and the Issuer hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf, with delivery of a copy thereof to the Issuer in the same manner and to the same address as notices are required to be delivered under Section 15 hereof. The Issuer agrees that such service shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this paragraph shall affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. To the fullest extent permitted by applicable law, the Issuer agrees that a final judgment obtained in any such court described above in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law.
(b)To the extent that any of the parties hereto has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.
(c)Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred to above.
(d)Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
13.Recognition of the U.S. Special Resolution Regimes.
(i)In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.
(ii)In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Right under this Agreement that may be exercised against such Covered Party is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

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(iii)For purposes of this Section 13, the terms listed below have the respective meanings specified below:
“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).
“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
14.Survival.
The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the parties hereto pursuant to this Agreement, shall remain in full force and effect (in the case of the Issuer, regardless of any investigation or any statements as to the results thereof made by or on behalf of any Placement Agent or any officer, director, employee or controlling Person of such Placement Agent) and will survive delivery of and payment for the Purchased Notes. The provisions of Sections 7, 9, 12, 17 and 18 shall survive the termination of this Agreement.
15.Notices.
All communications hereunder shall be in writing and:
(a)if sent to the Initial Purchaser, shall be sufficient in all respects if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by electronic mail to Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: CLO Group, Email: niclo@morganstanley.com;
(b)if sent to the Co-Manager, shall be sufficient in all respects if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by electronic mail to KeyBanc Capital Markets Inc., Attn: Andrew Yuder, 1301 Avenue of the Americas, 37th Floor, New York, NY 10019, Email: andrew.yuder@key.com;
(c)if sent to the Issuer, shall be sufficient in all respects if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by electronic mail to Twin Brook CLO 2024-1 LLC, at c/o Twin Brook Capital Partners, 111 South Wacker Drive, Chicago, IL 60606, Attention: Nicholas Flemming, Email: nflemming@twincp.com;
(d)if sent to the Retention Holder, shall be sufficient in all respects if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by electronic mail to Twin

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Brook Capital Funding XXXIII, LLC, at c/o Twin Brook Capital Partners, 111 South Wacker Drive, Chicago, IL 60606; or
(e)if sent to the Collateral Manager, who shall receive a copy of all the foregoing notices, shall be sufficient in all respects if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by electronic mail to it at AGTB Fund Manager, LLC, 245 Park Avenue, New York, NY 10167.
16.Miscellaneous.
(a)If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be at the rate at which in accordance with normal banking procedures the Placement Agents could purchase U.S. Dollars with such other currency in the City of New York on the Business Day preceding that on which final judgment is given. The obligations of the Issuer in respect of any sum due from it to the Placement Agents shall, notwithstanding any judgment in a currency other than U.S. Dollars, not be discharged until the first Business Day, following receipt by the applicable Placement Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Placement Agents may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the applicable party hereunder, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss. If the U.S. Dollars so purchased are greater than the sum originally due to such party hereunder, such party agrees to pay to the Issuer an amount equal to the excess of the U.S. Dollars so purchased over the sum originally due to such party hereunder.
(b)If this Agreement is executed by or on behalf of any party hereto by a Person acting under a power of attorney given him by such party, such Person hereby states that at the time of execution hereof he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.
(c)This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart signature page by facsimile, e-mail in PDF format or other electronic transmission shall be effective as delivery of a manually executed counterpart. This Agreement shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of that party by means of (i) an original manual signature, (ii) a faxed, scanned or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, applicable state enactments of the Uniform Electronic Transactions Act or any other applicable electronic signature law, including applicable provisions of the UCC (collectively, “Signature Law”). Each such signature shall have the same validity, legal effect and admissibility in evidence as an original manual signature. For the avoidance of doubt, original manual signatures shall be used for the execution or indorsement of writings when required by the UCC or other applicable Signature Law due to the character or intended character of the writings.
(d)This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to Section 9 hereof, the officers, directors and controlling persons thereof, and no other person will have any right or obligation hereunder.

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(e)The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof.
(f)THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT), SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
17.Limited Recourse
Notwithstanding any other provision hereof, the obligations of the Issuer under this Agreement are limited at all times in recourse to the Assets available at such time and amounts derived therefrom. To the extent the Assets are not sufficient to meet the obligations of the Issuer in full, after application of the Assets in accordance with the provisions of the Indenture, the Issuer shall have no further obligations hereunder and any outstanding obligations of, and remaining claims against, the Issuer shall be extinguished and shall not revive. The obligations of the Issuer and the Retention Holder hereunder are solely the corporate obligations of the Issuer and the Retention Holder, respectively, and no action may be taken against any director, officer, shareholder, member, manager or administrator thereof with respect to such obligations. This Section 17 shall survive the termination of this Agreement.
18.Non-Petition.
Each Placement Agent agrees not to institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year or, if longer, the applicable preference period then in effect, and one day after payment in full of all Refinancing Secured Debt; provided, however, that nothing in this Section 18 shall preclude, or be deemed to estop, the Placement Agents (i) from taking any action prior to the expiration of the applicable preference period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced against the Issuer by a Person other than the Placement Agents or their respective affiliates, or (ii) from commencing against the Issuer or any property of the Issuer any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceeding. This Section 18 shall survive the termination of this Agreement.

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Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Purchase and Placement Agency Agreement shall constitute a binding agreement among the parties hereto.
Very truly yours,
TWIN BROOK CLO 2024-1 LLC, as Issuer
By:    /s/ Terrence Walters
    Name:    Terrence Walters
    Title:    Authorized Signatory
[Signature Page to Purchase and Placement Agency Agreement]

Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Purchase and Placement Agency Agreement shall constitute a binding agreement among the parties hereto.
TWIN BROOK CAPITAL FUNDING XXXIII, LLC,
as Retention Holder
By:    /s/ Terrrence Walters
    Name:    Terrence Walters
    Title:    Authorized Signatory

[Signature Page to Purchase and Placement Agency Agreement]

Accepted at New York, New York,
as of the date first above written
MORGAN STANLEY & CO. LLC,
as Initial Purchaser
By:    /s/ Bryan Rivers
    Name: Bryan Rivers
    Title: Executive Director

[Signature Page to Purchase and Placement Agency Agreement]

Accepted at New York, New York,
as of the date first above written
KEYBANC CAPITAL MARKETS INC.,
as Co-Manager
By:    /s/ Alan Staggers
    Name: Alan Staggers
    Title: Managing Director

[Signature Page to Purchase and Placement Agency Agreement]

SCHEDULE I
Purchased Notes

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